Exhibit 10.2(e)

BANDAG, INCORPORATED

BANDAG DEALER FRANCHISE AGREEMENT

Franchisee Business Name:	____________________________________
Business Address:	____________________________________
Effective Date:	____________________________________

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TABLE OF CONTENTS

Section			Page

1	BACKGROUND		1
2	FRANCHISE RELATIONSHIP		2
	2.1.	Bandag Dealership Business
	2.2.	Mutual Commitment
3	GRANT AND ACCEPTANCE OF FRANCHISE		2
	3.1.	Franchise and Territory
	3.2.	Term and Renewal
	3.3.	Initial Fee
	3.4.	Initial Training
	3.5.	Acknowledgments
	3.6.	Acceptance
4	FRANCHISE MANAGEMENT, EQUITY, AND SUCCESSION PLANNING		4
	4.1.	Dealership Management
	4.2.	Business Equity
	4.3.	Succession Planning
5	BANDAG SUPPORT SERVICES		5
	5.1.	Best Efforts
	5.2.	Bandag System Manual(s)
	5.3.	Training
	5.4.	Sales and Technical Support
	5.5.	Bandag Alliance Council
	5.6.	Additional Support
6	DEALER PERFORMANCE		6
	6.1.	Best Efforts
	6.2.	Confidentiality
	6.3.	Conflicts of Interest
	6.4.	Warranties
7	DEALERSHIP STANDARDS		8
	7.1.	Operating Standards
	7.2.	Inspection
	7.3.	Intellectual Property
	7.4.	Trademark Ownership

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Section			Page

7	DEALERSHIP STANDARDS (Cont'd)
	7.5.	Trademark Usage
	7.6.	Product Purchase Requirements
	7.7.	Purchase Orders
	7.8.	Security Interest
	7.9.	Payment
	7.10.	Financial Records, Reports and Dealership Records
	7.11.	Indemnification
	7.12.	Insurance
	7.13.	Accounts
8	FRANCHISE TRANSFER		11
	8.1.	Transfer Standards
	8.2.	Other Conditions to Transfer
	8.3.	Dealer Death or Disability
	8.4.	Transfer by Franchisor
9	RESOLUTION OF DISPUTES		11
	9.1.	Notice and Mediation
	9.2.	Arbitration
	9.3.	Injunctive Relief
	9.4.	WAIVER OF JURY TRIAL
	9.5.	LIMITATION OF REMEDIES
10	TERMINATION		13
	10.1.	Grounds
	10.2.	Notice
	10.3.	Consequences
	10.4.	Operation After Termination or Expiration
11	MISCELLANEOUS PROVISIONS		16
	11.1.	Interpretation
	11.2.	Survival
	11.3.	Governing Law
	11.4.	Severability
	11.5.	Notice
	11.6.	Relationships
	11.7.	Review
	11.8.	Responsibility
Signatures			18
Glossary of Selected Terms			19
EXHIBIT A:Area of Opportunity			21
EXHIBIT B:Production Facilities			22
EXHIBIT C:Exception to Section 6.3 Conflicts of Interest Provision			23

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BANDAG DEALER FRANCHISE AGREEMENT

        BANDAG DEALER FRANCHISE AGREEMENT dated ________________________, (the “Agreement”) between BANDAG, INCORPORATED, an Iowa corporation, located at 2905 North Highway 61, Muscatine, Iowa 52761 (“BANDAG,” “we,” “our,” or “us”), and __________________________________________________________ located at _______________________________ (“Dealer,” “Franchisee,” “you,” or “your”).

1.	BACKGROUND

Bandag manufactures tread, equipment, and other materials that our Dealers use in our proprietary process to manufacture retreaded tires for sale. We also provide proprietary business process consulting related to the commercial tire business and contract directly with fleet customers who desire access to Bandag products and services. Bandag identifies customers and invests in technical, marketing, and sales research for its franchisees. Bandag also advertises Bandag products and services on behalf of the Bandag Alliance. These are some of the investments that create demand for Bandag products and services and that foster our franchisees’ ability to compete with other retreading systems. Our Dealers provide wheel and tire products and services to commercial customers using one or more lines of new tires as well as Bandag retreaded tires and related products and services.

This Agreement establishes and governs the relationship between us, as franchisor and supplier of proprietary materials, equipment and services, and you, as a franchised Bandag Dealer.

To make this Agreement shorter and easier to understand, the word:

“Process” means our proprietary method of retreading commercial vehicle tires using our materials and methods (certain of which may be the subject of one or more patents);

“Materials” means Bandag tread, cushion gum, repair gum, repairs (patches), and certain other proprietary materials we make or distribute, including certain equipment used in the Process;

“Products” means retreaded tires produced using the Materials and the Process;

“Marks” means all BANDAG trademarks, service marks and logos;

“Licensed Marks” means those Marks you are authorized to use under this Agreement;

“Bandag Facility” means any permanent or temporary facility or structure, owned or operated by Bandag or its Dealer, at which Bandag Products are manufactured, stored, offered for sale, or serviced;

“PSIP” means Bandag programs, services, information and products;

“System” means the Process and the PSIP, together, as used and offered by Bandag Dealers;

“Dealer” means a business or business entity that has established and operates a Bandag Dealership;

“Dealership” means the Bandag Dealership you establish and operate under this Agreement;

“Effective Date” means the date on which we signed this Agreement.

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Certain other terms which are capitalized in this Agreement are defined in a glossary at the end of the Agreement.

2.	FRANCHISE RELATIONSHIP

2.1.	Bandag Dealership Business. You wish to establish and operate a Bandag Dealership, using the System and the Licensed Marks, in one or more trade areas defined in Exhibit A (the “Area of Opportunity” or “AOO”). You commit to meet or exceed Performance Expectations as outlined in the Manual(s), provide sales and service coverage and manufacturing capability to support these efforts, and fulfill all Dealer obligations specified in the Manual(s). This may include an obligation to support and service our fleet customers according to this Agreement, the terms of any other agreement between us relating to a fleet, and the Manual(s).

2.2.	Mutual Commitment. This Agreement imposes responsibilities on both parties to do their best to promote and strengthen the Bandag System and brand. We will support and assist the Bandag System; you will continue to invest in your Dealership and remain committed to the Bandag System; and you and we commit to a high degree of mutual cooperation toward Bandag System objectives. Our and your respective obligations and responsibilities are also described in the Manual(s).

3.	GRANT AND ACCEPTANCE OF FRANCHISE

3.1.	Franchise and Territory. We grant you a non-exclusive franchise to use the System and the Licensed Marks to operate a Dealership, at a location to which we consent within the AOO, which (i) sells Products to commercial and fleet customers in the AOO (“Sales Facility”), and (ii) if and where designated in Exhibit B, uses the System and Materials you purchase from us to produce Products which you sell to commercial and fleet customers in the AOO (“Production Facility”). Under this Agreement, you may use certain patents we or our affiliates or subsidiaries own, and periodically designate (entirely or by individual claim) as part of the System, but you may use them only to use the System to operate your Dealership under this Agreement, and only for so long as this Agreement remains in effect and the designated patent(s) both remain in effect and are designated by us as part of the System.

•	You may respond to specific requests from your customers for Bandag products or services at any location, but outside the AOO to which you are assigned, you may not use the Marks to identify any facility and we are not obligated to provide Dealer support services. AOOs are not exclusive territories, may overlap one another, and do not preclude us from establishing or relocating any Dealership facility in or into an AOO.
•	You may produce Products only at the Production Facility (or Facilities) listed on Exhibit B.
•	You may relocate a Production Facility only with our written consent, to a suitable site within the AOO that does not in our opinion infringe upon another Bandag business. The replacement Production Facility must open within 10 days after the prior Production Facility closes, and must conform to all requirements of this Agreement and to then current System standards.

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•	You agree to communicate promptly to us each improvement to the Bandag Process or Bandag Products that you conceive or develop, and transfer to us, without remuneration, record ownership of all right, title and interest to the improvement and all associated intellectual property rights.
•	We will license you to use in your Dealership, any improvements in the System that we choose to license to the Bandag System, generally.
•	We reserve all rights not expressly granted to you in this Agreement.

3.2.	Term and Renewal. This Agreement is for five years, beginning on the Effective Date and expiring at midnight Central Time (U.S. and Canada) on the fifth anniversary of the Effective Date. We will send you a letter at least 12 months before your term expires and again at 8 months before your term expires notifying you that your term is expiring and giving you the option to renew the franchise and providing you a copy of the standard form of Bandag franchise agreement (which may differ from this Agreement) we are then offering new franchisees in the state where your principal place of business is located. If you notify us in writing not less than six months before the then-current term expires that you intend to renew the franchise for a successor term, we will grant you a successor franchise, for five years, on the standard form of Bandag franchise agreement as described above for the type of Dealership you operate, if you satisfy all of the following requirements:

•	You or your designated manager(s) achieve and maintain, to our satisfaction, the skills and capabilities prescribed in the Manual(s);
•	You pay us a successor franchise fee of $1,000.00;
•	You complete renovation and upgrading of your Dealership (including all Production Facilities and all Sales Facilities) to meet standards prescribed in the Manual(s) at that time; and
•	At least six months before the then-current term expires, you sign a Bandag franchise agreement for the successor term, to take effect immediately following the expiration of the then-current term.

If you do not notify us that you wish to obtain a successor franchise six months in advance of your expiration date, or if you do not qualify for a successor franchise, we may take any actions we deem appropriate, prior to expiration, to replace your Dealership or you, as Dealer.

3.3.	Initial Fee. At least 15 days before initial training is scheduled to begin, you agree to pay us an initial franchise fee of $2,500.00. The initial franchise fee is non-refundable.

3.4.	Initial Training. You agree to complete our initial training program to our satisfaction. Each manager of each Production Facility and Sales Facility you operate must also successfully complete all required training programs listed in the Manual(s) and the UFOC.

3.5.	Acknowledgments.

•	You understand that your Dealership includes a combination of all or some sales, service and manufacturing opportunities, and of the System, that in our opinion best suits the AOO and the commercial fleet needs therein.

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•	We may establish, and periodically modify, one or more categories of Dealers, with different features and benefits based on specified types and levels of Dealer investment and performance.
•	Your Dealership will use only those elements of the System, produce and sell only those Products, and be identified by and use only those Marks, which we authorize periodically.
•	We developed the System at considerable expense and investment. Your disclosure or unauthorized or improper use of all or any part of the System or of our trade secrets or proprietary or Confidential Information would cause us and other Bandag Dealers irreparable harm, and you will not engage in such practices.
•	Dealer Performance and Dealership Standards, as prescribed in Sections 6 and 7 of this Agreement, are vital to the success and integrity of the System and the Bandag Alliance, and you will conform strictly to these requirements.
•	You will not directly or indirectly sublicense, delegate or transfer any of the rights licensed by this Agreement, except in accordance with Section 8, and subject to Section 4.3.
•	We and our affiliates and licensees may conduct various business activities including various tire and retreading businesses. You may be subject to competitive impact from these and other activities.
•	You understand that other Bandag Dealers operate under forms of agreement which differ materially from this one and that standards for these Dealerships may vary from those required of you.

3.6.	Acceptance. You represent that you have fully and truthfully completed our franchise application. You accept this Agreement and agree to begin operating your Dealership hereunder within 90 days, unless we agree in writing to an extension. If you (or your designated manager) fail to complete our initial training program to our satisfaction, or to begin operating your Dealership on time, you will thereby voluntarily cancel this Agreement. You agree to operate your Dealership in accordance with the System, this Agreement, and the Manual(s) at all times.

4.	FRANCHISE MANAGEMENT, EQUITY, AND SUCCESSION PLANNING

4.1.	Dealership Management. You, or your qualified manager, must manage the day-to-day operations of your Dealership on a continuous, full-time basis.

4.2.	Business Equity. We recognize that you are an independent business owner with a desire to build, protect, and pass on business equity. Although we will use our commercially reasonable best efforts to support you in accordance with this agreement (see Section 5.1), you are ultimately responsible for your performance and for building equity in your Dealership business.

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4.3.	Succession Planning. We believe that continuity of Dealer management and preservation of Dealer equity from one generation to the next benefits individual Dealers and the Bandag Alliance. Therefore, subject to a succession plan that you develop conforming to the guidelines prescribed in the Manual(s), and which we approve in advance, we will waive the other transfer provisions in Section 8 of this Agreement to allow you to carry out that plan. If you deviate from a succession plan we approved, we may reinstate all of the transfer requirements in Section 8.

5.	BANDAG SUPPORT SERVICES

5.1.	Best Efforts. We will use our commercially reasonable best efforts to keep the Process up-to-date and competitive, to support the System in cooperation with Dealers through research, marketing, advanced training, communication and participation in the Bandag Alliance Council (see Section 5.5), and to act fairly in our dealings with our Dealers. We will use our commercially reasonable best efforts to:

•	Develop and deliver quality equipment, information, products, programs, and services that support Dealers in promoting and increasing sales of PSIP;
•	Provide Dealers with opportunities for growth and development through the Dealer Development Process described in the Manual(s);
•	Provide personnel as we deem appropriate to support Dealer sales, service, and manufacturing efforts;
•	Protect and enhance the value of the Bandag system, generally; and
•	Maintain the value and integrity of the System for the benefit of Bandag Dealers, Bandag customers, and Bandag.

5.2.	Bandag System Manual(s). We will supply you with one copy of our proprietary and confidential Manual(s) for your Dealership. We may change the contents of the Manual(s) periodically, including adding or deleting material. It is your responsibility to place all updates in the Manual(s) provided. Manual(s) may differ for different categories of Bandag Dealers.

5.3.	Training. We will develop and deliver quality training to support Dealers in using Bandag equipment, and PSIP.

•	We will provide training at the Bandag Incorporated Learning Center, or at your Dealership or another location we designate.
•	At your request, we may provide optional supplemental training for you and/or your key personnel at a mutually convenient time and location.
•	We may, at our reasonable discretion, require periodic retraining of you and any of your managers.
•	We may charge you a reasonable fee for training.

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5.4.	Sales and Technical Support. We will use our commercially reasonable best efforts to hire capable sales and technical support personnel, set appropriate performance expectations, and provide them with training and necessary resources and tools, so they can assist and support Bandag Dealers. We will advise you on the management of your Dealership, including the proper display of the Marks; procurement, maintenance, and operation of equipment; Product production; customer service; advertising, sales and local marketing; and cost control techniques.

5.5.	Bandag Alliance Council. We have established and work with the Bandag Alliance Council, comprised of representatives of Bandag and selected representatives of Bandag Dealers in the United States and Canada. The Bandag Alliance Council, whose members change periodically according to its By-laws, advises us on issues affecting the Bandag business and the network of Dealers in the United States and Canada, and assists in developing strategies and tactics for the success of the Bandag System. The Bandag Alliance Council serves as a forum for sharing and acting upon concerns of the Bandag Alliance. The operating guidelines of the Bandag Alliance Council are described in the Manual(s).

5.6.	Additional Support. We may make available to you any additional services, facilities, rights and privileges relating to the operation of your Dealership which we make available periodically to Dealers in the type of Dealership you currently operate.

6.	DEALER PERFORMANCE.

In addition to your obligations prescribed in the Manual(s), you agree to the following:

6.1.	Best Efforts. You will use your best efforts to support and promote the System, be the best tire support service provider and maximize Bandag market share in the AOO, reinvest appropriately in your Dealership, meet the tire needs of Bandag customers in the AOO, and hire, train, develop and reward the best possible employees in your Dealership. You will use your best efforts to:

•	Promote and increase the sales of PSIP in the AOO;
•	Achieve and maintain strategic, operational, and financial health through active participation in the Dealer Development Process as defined in this Agreement and described in the Manual(s); and
•	Protect and enhance the value of your Bandag Dealership, and conduct the business at your Dealership such that you enhance (and in no way adversely affect) the reputation and goodwill of Bandag, the Marks, the System, the Bandag System and members of the Bandag Alliance.

Notwithstanding your obligations under this Section 6.1, you will be permitted to:

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•	Perform certain services on competitive retread products for national fleet accounts (that is, accounts for whom the terms and conditions of supply agreements are negotiated between a competitive retread manufacturer and/or new tire manufacturer and the end user) outside the Dealership. Such services shall be performed only at fleet accounts’ terminals, shared fleet terminals, truck stops, trucking service centers and/or similar types of trucking servicing locations and the competitive retread products must be delivered to those locations by the competitive retread manufacturer, the competitive retread manufacturer’s franchisees or its agents. Such services shall include mounting and dismounting products, removal/installation of tire wheel assemblies, balancing, air pressure maintenance, rotation, and fleet inspections. However, fleet terminals or other sites as referenced above may not be created to undermine the intent of this section;

•	Perform certain services on competitive retread products for national fleet accounts at or outside the Dealership, which services shall include (1) repairs that do not require the tire to go through the retread process; (2) emergency road service; (3) wheel refurbishing/ inspection; and (4) vehicle alignment; and

•	Bill for any of the above services on competitive retread products directly to the fleet or through any of the competitive retread manufacturer’s then-current national accounts program.

6.2.	Confidentiality. During and after the term of this Agreement, neither you nor your employees or agents shall disclose to a third party or the public or use, except to operate the Dealership, any Confidential Information or proprietary information, or trade secret, which we own or disclose to you, or which relates to the System, the Products or Bandag’s business. This includes the entire contents of the Manual(s) and the Agreement. You shall inform your employees and anyone permitted access to Confidential Information of their obligations under this Agreement, and shall take such steps as may be reasonable under the circumstances to prevent any unauthorized disclosure, copying or use of Confidential Information.

6.3.	Conflicts of Interest. Consistent with the terms of Section 6.1, during the term of this Agreement, you will not directly or indirectly sell, produce or deliver retread products that compete with the Bandag System or with the Process, with the exception of those described in Exhibit C. You will not have any interest in the production or sale of retread products by or to any form of tire retreading business that competes with Bandag or with the Process, with the exception of those described in Exhibit C. This restriction applies everywhere in the United States, Mexico and Canada. You waive any restrictions on our ability to hold you to these obligations. You agree not to contest our enforcement of this Section 6.3

You agree that your compliance with this Section 6.3 will not prevent you from earning a living in other pursuits for which you are qualified, including other aspects of the commercial tire business. You further agree that the covenants contained in this Section 6.3 are reasonable and benefit you and other Bandag Dealers and the Bandag System, as well as us, and you understand that your agreement to these covenants is an important consideration for our entering into this Agreement.

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It is your responsibility to demonstrate your compliance with this Section 6.3. This Section 6.3 also applies to guarantors of this Agreement, your spouse and children who are stakeholders in your Dealership, and if Dealer is a corporation or other entity, your officers, directors, LLC governors, employees, partners, and each controlling person or owner. For purposes of this Section, “controlling person” means a person or entity who owns 5% or more of the stock, assets or shares of the corporation or other entity.

6.4.	Warranties. WE MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF (i) MATERIALS OR EQUIPMENT WE SUPPLY, OR (ii) PRODUCTS YOU MAKE AND FURNISH TO CUSTOMERS. The only warranty we make on Materials or Bandag equipment is expressed in our written warranty policy in the Manual(s) and in descriptions on shipping containers and labels. Our only warranty on Products is expressed in written warranties we negotiate with customers. You are not authorized to, and you shall not, create or offer any warranty, express or implied, in our name or which obligates us to a customer with respect to any goods or services. WE DISCLAIM LIABILITY FOR INCIDENTAL AND CONSEQUENTIAL LOSSES AND DAMAGES. YOUR SOLE REMEDY FOR BREACH OF ANY WARRANTY, EXPRESS OR IMPLIED, IS REPLACEMENT OR REFUND OF THE PRICE PAID PLUS SHIPPING. YOU AGREE THAT OUR PRICES ARE BASED ON THIS LIMITATION.

You agree to participate in the Bandag Dealer National Warranty Program and in other applicable warranty programs, described in detail in the Manual(s).

7.	DEALERSHIP STANDARDS

7.1.	Operating Standards. You agree to operate your Dealership continuously in strict accordance with the Manual(s) and satisfy all “Minimum Requirements of Bandag Dealers” described therein. In performing the Process, you will use only equipment, Materials and repair materials that we designate by brand or by specification. All products produced by your Dealership must meet specifications as outlined in the Manual(s). You agree to:

•	Comply within a reasonable time with changes we make in the Manual(s), System and standards even if additional investment or expenditures are required;
•	Equip and furnish your Dealership strictly in accordance with System requirements set forth in the Manual(s);
•	Maintain the Dealership and all equipment used in the Process in proper operating condition as depicted in the Product Specifications and Manufacturing Requirements prescribed in the Manual(s) and/or equipment manuals, and in accordance with all applicable laws, regulations, codes;
•	Not dispose of Bandag equipment or Materials in any way other than as prescribed in the Manual(s);
•	Not manufacture retreaded tires for use on aircraft;
•	Not use the Process or Materials, either directly or indirectly, to produce off-the-road tires with a finished retread diameter greater than 53.5 inches; and
•	Not use the Licensed Marks, either directly or indirectly, in connection with the sale of any off-the-road tires with a finished retread diameter greater than 53.5 inches that you might otherwise produce.

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7.2.	Inspection. Your entire Dealership premises (including Production Facilities and Sales Facilities) and all machinery, Products, Materials, and inventory items associated with or used in the System, shall be open to us for inspection and sampling without notice during the business day.

7.3.	Intellectual Property. You acknowledge that Bandag has valuable Intellectual Property rights associated with the Process, Products, System and documentation and that such Intellectual Property rights shall remain at all times the sole property of Bandag. Any employees, agents, or representatives of your Dealership, who should have access to the Process, Products, System and documentation hereby assign to Bandag any and all rights to any intellectual property developed or suggested based upon such access.

7.4.	Trademark Ownership. Bandag has valuable property rights in the Marks and the Marks designate to customers the origin of Bandag PSIP. You have no right, ownership or other interest in or to any of the Marks except the non-exclusive license to use them in strict conformity with this Agreement. You may not use the Marks as part of your corporate or business name without our permission. Your use of the Marks inures solely to our benefit. We, (or our affiliates) own all goodwill now or hereafter associated with each of the Marks we (respectively) own. You will not contest our rights or registration of the Marks or do anything likely to impair the goodwill associated with the Marks.

7.5.	Trademark Usage. You agree to reproduce and use the Licensed Marks only in the precise manner, colors, forms, and media we prescribe, and only in association with goods and services we authorize. You must conform to our Bandag® Logo and Trademark Usage Requirements and Policy, as described periodically in the Manual(s).

7.6.	Product Purchase Requirements. If certain tire retreading equipment or machinery is a specific requirement for use in the Process, as specified in the Manual(s) for the Dealership, then you agree to purchase or lease it from us. We will sell to you, and you agree to purchase from us, your entire requirements of Materials for use in the Process. Prices are subject to change. All other supplies, equipment, inventory and fixtures purchased for use in the Process must comply with requirements prescribed periodically in the Manual(s).

7.7.	Purchase Orders. You agree to use our forms and follow our procedures prescribed periodically in the Manual(s) to order Materials (including equipment) from us. This Agreement governs any inconsistency with any purchase order, acceptance or confirmation, act, practice or course of dealing.

7.8.	Security Interest. You agree to execute and deliver to us our then-current standard form(s) of security agreement to secure all of your obligations to us. Any other person or entity who owns equipment used in the Process must execute and deliver a similar security agreement to secure your and their respective obligations to us. We may enter into other agreements with your bank or other lending institutions to secure our rights and options under this agreement.

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7.9.	Payment. You agree to pay in full for all goods and services you buy from us within the time period and on the basis we prescribe in the Terms and Conditions of Sales as set forth in the Manual(s). We may establish and modify credit availability, credit availability limits and credit or other payment terms for your Dealership at any time without notice. We may charge interest on any amounts you owe us (except interest on unpaid amounts due) that are not paid when due, from the date due until paid, at the highest contract rate of interest allowed by the law of the state where the Dealership is located, or at the rate of 18% in those states where no such limit is specified. You must also pay costs, including reasonable attorneys’ fees, we incur in collecting past due amounts from you.

7.10.	Financial Records, Reports and Dealership Records. You agree to keep, and make available upon request, financial statements, reports, books and any records concerning the Dealership, including forms or in media prescribed from time to time in the Manual(s). You will allow us, or our representative, to inspect, copy and audit such records without notice at the Dealership during the business day. You will install and use such electronic or other data storage, retrieval and transmission hardware and software as we periodically designate to serve the needs of specific customers. We will treat your confidential information as confidential, but we may use it in compiling reports, analyses and disclosures provided that the aggregations we use do not reveal your individual data.

7.11.	Indemnification. You must report to us immediately any claim involving the Dealership or Products. You will defend, indemnify and hold harmless Bandag, its affiliates and their respective officers, agents, and employees from all suits, claims, demands, liabilities and costs, including attorneys’ fees, in tort, contract, or otherwise, arising out of or in connection with your operation of the Dealership, except to the extent directly caused by our negligence. You waive andrelease all claims against us, our affiliates, and their respective officers, agents, and employees for damages to property or injuries to persons arising out of or in connection with the operation of the Dealership, except to the extent directly caused by our negligence.

7.12.	Insurance. You agree to maintain (i) insurance coverage required by law, (ii) commercial general liability insurance including products liability, completed operations, contractual liability, and (iii) motor vehicle liability insurance. The required limits for commercial general liability and motor vehicle liability shall each be a minimum of $2,000,000.00 combined single-limit coverage for bodily injury and property damage, or such higher limit as we may set periodically. Insurance shall be with insurers and on forms acceptable to us, shall name us as an additional insured, and waive subrogation. You will give us a certificate of current insurance coverage upon execution of this agreement, and annually thereafter. You will reimburse us promptly if we buy such insurance because you fail to do so.

7.13.	Accounts. We may credit or debit your account(s) with us, or any of our affiliates, to effect adjustments for warranty service, offsets, collection or adjustment of delinquencies or errors, or other reconciliations. We will give you periodic statements of account and, upon request, document any credits, debits or offsets we make.

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8.	FRANCHISE TRANSFER.

8.1.	Transfer Standards. Subject to Section 4.3, you will not change or allow a change in five percent (5%) or more of the ownership or control of (i) this Agreement, (ii) the Dealership, (iii) the assets of the Dealership or, (iv) the business entity that owns or controls the Dealership (a “transfer”), without our consent.

8.2.	Other Conditions to Transfer. Subject to Section 4.3, you must apply for our consent by submitting notice of the pending transfer, with a complete application, signed by you and by the proposed transferee, at least 60 days before the proposed transfer date. We may withhold consent unless (i) you pay all amounts you owe to us or our affiliates or to your suppliers; (ii) you (or the transferee) repair or upgrade the Dealership’s facility, fixtures, equipment and signage to then current System standards; (iii) you pay us a transfer fee of $1,500.00; and (iv) the transferee (and manager(s)) successfully meet our qualification requirements and the requirements for training as specified in the Manual(s).

8.3.	Dealer Death or Disability. Your death, disability or incapacity (or that of a principal officer, director or partner of a Dealer that is an entity) is also a “transfer”. Your executor, heir or legal representative (or the corporation or partnership if an entity) must apply within 60 days of the death or incapacity for our consent to transfer this Agreement and, subject to Section 4 of this Agreement, satisfy the other conditions of this Section 8.

8.4.	Transfer by Franchisor. We may transfer our interest in this Agreement at our discretion.

9.	RESOLUTION OF DISPUTES.

Subject to Section 9.3, all disputes or claims arising out of or related to this Agreement and/or to the parties’ relationship pursuant to this Agreement shall be resolved in accordance with the process described in this Section 9.

9.1.	Notice and Mediation. Each party must first give the other notice, in writing, of any dispute or claim, before taking any steps to arbitrate or litigate. The written notice shall specify, to the fullest extent possible, the notifying party’s version of the facts and any legal points relevant to the dispute or claim. The written notice shall be sent, by facsimile transmission or express mail, no later than ninety (90) days after the dispute or claim arises. The parties shall then use their mutual best efforts to resolve the dispute or claim amicably. If that effort is unsuccessful, the dispute or claim will be submitted to non-binding mediation. The mediation shall be conducted under the auspices of the American Arbitration Association (AAA) by a mediator selected from a panel of mediators or another mediator who is mutually agreeable to the parties. The parties will share the cost of the mediation equally. Any and all discussions, negotiations, findings or other statements by the mediator and/or the parties in connection with the mediation, whether oral or written, shall be privileged and confidential and shall not be admissible in evidence in any arbitration or litigation. If the parties do not resolve the dispute or claim by mediation within ninety (90) days after notification, the party asserting the dispute or claim shall proceed in accordance with the remaining process described in the balance of this Section 9. COMPLIANCE WITH THE REQUIREMENTS OF THIS SECTION 9.1 IS A PREREQUISITE TO ASSERTING ANY DISPUTE OR CLAIM IN ARBITRATION OR LITIGATION. FAILURE TO COMPLY WILL CONSTITUTE A WAIVER OF THE DISPUTE OR CLAIM AND AN ABSOLUTE BAR TO ASSERTING THE DISPUTE OR CLAIM IN ARBITRATION OR LITIGATION. This paragraph does not apply to any disputes arising out of past due amounts you owe to Bandag.

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9.2.	Arbitration. Except as provided below, any dispute arising under or in relation to this Agreement involving a claim for damages, in the aggregate, of less than $100,000.00 shall be resolved by binding arbitration by the American Arbitration Association (AAA) under its rules for expedited commercial arbitration and the Federal Arbitration Act, at the AAA office nearest the party who is the respondent in the arbitration. Each claim or controversy will be arbitrated by you on an individual basis, and will not be consolidated with the claim of any other person. The award of the arbitrators is final and binding on all parties. The arbitrators may issue appropriate orders as well as award monetary (but not exemplary or punitive) damages. This Section 9.2 does not apply to claims or disputes arising out of past due amounts you owe to Bandag, the enforcement of our or our subsidiaries’ rights in the Marks, or our right to compel inspections or audits. Any claim(s) for damages that total more than $100,000.00 shall not be subject to arbitration, but shall be resolved through litigation. If you elect to file a lawsuit against us, it shall be brought in the Federal District Court for the Southern District of Iowa. If we elect to file a lawsuit against you, it shall be brought in the Federal District Court in the state where your principal place of business is located. The prevailing party in any arbitration or lawsuit is also entitled to recover its costs of the proceeding, including its reasonable attorneys’ fees.

9.3.	Injunctive Relief. Your breach of this Agreement could cause irreparable damage to us or to other Bandag Dealers. Therefore, upon a breach or threatened breach of any of the terms of this Agreement, we are entitled to an immediate injunction restraining such breach and/or a decree of specific performance, pending arbitration or adjudication, without bond, or having to show or prove any actual or irreparable harm or damage, and without regard to the availability of an adequate remedy at law. You agree that preservation of the integrity of the System and network of Bandag Dealers is a compelling business interest of ours that justifies injunctive relief on that basis.

9.4.	WAIVER OF JURY TRIAL.

EACH PARTY HEREBY WAIVES, WITHOUT LIMITATION, ANY RIGHT IT MIGHT OTHERWISE HAVE TO TRIAL BY JURY ON ANY AND ALL CLAIMS ASSERTED AGAINST THE OTHER. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD A FULL OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING THIS WAIVER, AND THAT THIS WAIVER IS INFORMED, VOLUNTARY, INTENTIONAL, AND NOT THE RESULT OF UNEQUAL BARGAINING POWER.

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9.5.	LIMITATION OF REMEDIES

(A) EACH PARTY HEREBY WAIVES, WITHOUT LIMITATION, ANY RIGHT IT MIGHT OTHERWISE HAVE TO ASSERT A CLAIM FOR AND/OR TO RECOVER PUNITIVE, MULTIPLE OR EXEMPLARY DAMAGES FROM THE OTHER. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD A FULL OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING THIS WAIVER, AND THAT THIS WAIVER IS INFORMED, VOLUNTARY, INTENTIONAL, AND NOT THE RESULT OF UNEQUAL BARGAINING POWER.

(B) EACH PARTY HEREBY WAIVES, WITHOUT LIMITATION, ANY RIGHT IT MIGHT OTHERWISE HAVE TO ASSERT A CLAIM FOR AND/OR TO RECOVER CONSEQUENTIAL, INCIDENTAL AND CONTINGENT DAMAGES FROM THE OTHER. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD A FULL OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING THIS WAIVER, AND THAT THIS WAIVER IS INFORMED, VOLUNTARY, INTENTIONAL, AND NOT THE RESULT OF UNEQUAL BARGAINING POWER. IN ADDITION, EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS NOT UNCONSCIONABLE UNDER THE STANDARDS OF THE UNIFORM COMMERCIAL CODE (“UCC”), AND IS CONSISTENT WITH THE STANDARD TERMS AND CONDITIONS OF SALES OF GOODS BETWEEN THE PARTIES.

(C) ANY ARBITRATION OR ACTION PURSUANT TO SECTION 9.2 OR 9.3 MUST BE FILED WITHIN ONE (1) YEAR FROM THE TIME OF THE EVENTS GIVING RISE TO THE SUBJECT CLAIMS, OR THOSE CLAIMS WILL BE FOREVER BARRED. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD A FULL OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING THIS TIME LIMIT, AND THAT ITS AGREEMENT TO THIS TIME LIMIT IS INFORMED, VOLUNTARY, INTENTIONAL, AND NOT THE RESULT OF UNEQUAL BARGAINING POWER.

(D) IF ONE OR MORE OF SUBSECTIONS (A) — (C) OF THIS SECTION 9.5 IS HELD TO BE VOID, UNLAWFUL, OR OTHERWISE UNENFORCEABLE (BECAUSE IT VIOLATES A STATE STATUTE OR OTHERWISE), THAT SHALL HAVE NO EFFECT ON THE VALIDITY AND ENFORCEABILITY OF THE REMAINING SUBSECTIONS. EACH SUBSECTION OF THIS SECTION 9.5 SHALL BE CONSTRUED AS A SEPARATE PROVISION OF THIS AGREEMENT, WITHIN THE MEANING OF SECTION 11.4 OF THIS AGREEMENT (ENTITLED “SEVERABILITY”).

10.	TERMINATION.

10.1.	Grounds.

(a) Good Cause. Either party may terminate this Agreement at any time for “good cause”. Good cause means intentional, material, repeated or continuous breach of this Agreement by either party, including but not limited to, your:

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•	Misrepresentation or omission of material information in the application for a franchise;
Failure to open the Dealership within 90 days after execution of this Agreement;
•	Failure to successfully complete required training or provide required training;
•	Non-payment of sums due, bankruptcy, or insolvency by any definition;
•	Failure to comply with the mutual commitments as outlined in Sections 2.2 and the System Manual(s);
•	Transfer or attempted transfer without our consent;
•	Abandonment of this Agreement or the Dealership;
•	Conviction of or plea of guilty or no contest (or by a principal officer, director or partner of Dealer) to any charge of violation of any law relating to the Dealership, or of any felony that impairs or is reasonably likely to impair the goodwill and/or reputation associated with Bandag or the Marks;
•	Failure to comply with Section 6.1 of this Agreement;
•	Failure to comply with Section 6.3 of this Agreement;
•	Actions or practices that impair or are reasonably likely to impair the goodwill and/or reputation associated with Bandag or the Marks;
•	Failure to meet Product Specifications & Manufacturing Requirements or similar requirements as prescribed in the Manual(s); or
•	Unauthorized use of Bandag's Confidential Information.

Good cause which relates solely to a particular Bandag Facility is grounds for termination of your rights with respect to that Bandag Facility only.

Good cause which relates to our business relationship generally (for example, a material misrepresentation in a report, or failure to service a fleet account properly) is grounds for terminating this Agreement entirely.

(b) Without Cause. In addition to your rights under Section 10.1(a), you may terminate this Agreement without cause:

1.	At any time after the third anniversary of the Effective Date so long as you provide us with three months written notice of your intention to terminate this Agreement; or

2.	If you own more than one Dealership, at the same time as you terminate any Bandag franchise agreement(s) pursuant to its terms.

10.2.	Notice. Except for termination under 10.1(b), the party intending to terminate shall give the other notice specifying the cause for termination. Unless the stated cause includes a repeated or continuous breach of this Agreement, or your insolvency, or your breach of 6.1 and/or 6.3, the recipient may cure the breach within: 24 hours of notice if the breach is impairment or threatened impairment of the goodwill or reputation associated with Bandag or the Marks; seven days for nonpayment of sums due; and 30 days in all other cases. If the stated cause includes a repeated or continuous breach of this Agreement, or your insolvency, the recipient does not have the right to cure the breach.

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For purposes of Sections 10.1 and 10.2, “repeated or continuous breach” means a breach of any one provision of this Agreement more than once or a breach of more than any one provision of this Agreement during the initial and any successor terms of the franchise.

10.3.	Consequences. Upon termination or expiration of this Agreement, all rights licensed herein, and your interest herein, revert to us automatically, and you must immediately:

•	Stop selling, delivering, servicing or promoting Products at any location;
•	Stop using the Marks and System, any materials containing or depicting the Marks or System, and any other name or mark confusingly similar to the Marks;
•	Settle all accounts and pay all sums due to us or our affiliates or which we have guaranteed;
•	Stop using and return the Manual(s) and all other confidential or trade secret information, distinctive, proprietary or confidential Materials and information, production methods or other techniques, systems, software we furnished to you or know-how we disclosed to you;
•	Remove all Bandag inventory, trade dress, and leasehold improvements from all Bandag Facilities operated by the Dealership to eliminate any similarity in design, structure, signage, trade dress, inventory, decor, color or layout to the distinctive appearance and functions of other Bandag Dealerships;
•	At our request, by item, resell each item of Bandag equipment to us at an 8 year straight line depreciated value (with no residual) calculated from the date of original shipment, FOB your Dealership. If the equipment is older than 8 years, we may repurchase that equipment at a fair market value assessed by an independent equipment broker selected by us;
•	At our request, by type and description, resell to us for an amount equal to the actual amount paid by you, to us, any of the Materials and/or Products then in your possession, less any charges we incur for shipping, freight, packaging, restocking, and the like;
•	Provide appropriate skilled workers to properly disconnect and remove any leased and/or repurchased equipment from your facility for packaging and pickup by a freight company consigned by Bandag;
•	Assign to us each telephone, facsimile or similar number, electronic address, World Wide Web URL, or any similar access code used by you exclusively for your Bandag Dealership; and
•	Remove the Marks from all letterhead, signs, directory listings, URLs, e-mail addresses, catalogs, vehicles and all other places you have used them.

10.4	Operation After Termination or Expiration.

1.	Single Dealership. If you own a single dealership, you will be permitted to adopt a competitive retreading system at your dealership upon termination or expiration of this Agreement, provided that you comply with the terms of Section 10.3 of this Agreement.

2.	Multiple Dealerships. If you own multiple dealerships, you will be permitted to adopt a competitive retreading system at any terminated or expired dealership subject to the following provisions:

(a)	You must comply with the terms of Section 10.3 of this Agreement; and

(b)	Your conversion of less than all of your Bandag dealerships (whether or not identified in Exhibit B of this Agreement) to a competitive retreading system or your installation of a competitive retreading system at any location may constitute a breach of Section 6.3 of this Agreement or similar provisions of your other Bandag franchise agreements. This breach shall entitle Bandag, at its option, to immediately terminate your right to operate any remaining Bandag dealerships, pursuant to the terms of this Agreement or your other Bandag franchise agreements.

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11.	MISCELLANEOUS PROVISIONS

11.1.	Interpretation. This Agreement, which includes your application and the Manual(s), is the entire and final agreement between you and us on its subject. This Agreement supersedes any other agreement or understanding previously made between you and us for the Dealership covered by this Agreement, except for (i) accrued obligations thereunder and/or (ii) a Right of First Refusal dated ________________ which is incorporated herein by reference. You have not received or relied upon any representation, understanding, agreement or assurance not set forth herein or in our Uniform Franchise Offering Circular (“UFOC”). All rights and remedies provided herein or by law are cumulative. Section headings are for convenience of reference only and do not limit the meaning of this Agreement. Declaratory sentences herein constitute obligations of one or both parties as appropriate in the context.

11.2.	Survival. Upon termination of this Agreement, all rights and obligations of the parties shall cease, except for your obligations under Sections 6.2, 7.3, 7.4, 7.11, 9, 11.3 and this Section 11.2, which obligations shall survive the termination of this Agreement.

11.3.	Governing Law. This Agreement is made in Iowa and, except as provided in Section 6.3 and 7.8, shall be governed by Iowa law (except that the Iowa Franchise law, I.C. Ch. 523H, shall not apply to Dealerships to which that law does not apply by its own terms). This Agreement may be waived, modified or varied only by a written document prepared by us and signed by the parties (or by our changes to the Manual(s)). Acquiescence in, or waiver of, any breach is not a waiver of another or subsequent breach. No custom, practice or course of dealing constitutes a waiver of any provision of this Agreement. Performance is suspended or deferred to the extent required by forces beyond a party’s control, such as fire, storm, flood, war, civil unrest, or labor disputes.

11.4.	Severability. If any provision of this Agreement (except Section 6.3), is held unenforceable, it shall be severed from the balance of this Agreement. If Section 6.3 is or becomes illegal or unenforceable, it shall be reformed to the least extent necessary to be lawful and enforceable in the opinion of the arbitrator or court.

11.5.	Notice. Notices or other communications must be in writing and are given when delivered personally or one business day after being sent by certified mail, to us at our principal office in Muscatine, Iowa, or to you at the Dealership or at the office address shown in this Agreement. Notice also may be given electronically or by facsimile or overnight express. If transmitted electronically, such as by e-mail or by facsimile, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery).

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11.6.	Relationships. You are an independent contractor, not the employee, agent, partner or joint venturer of Bandag. This Agreement does not create a fiduciary relationship. No person may acquire any interest in or under this Agreement except in accordance with Section 8 or Section 4.3. No other person, except our affiliate, is intended to be a beneficiary of this Agreement. If Dealer is more than one person, all are jointly and severally liable hereunder.

11.7.	Review. You have reviewed this Agreement, our UFOC and other relevant information with legal counsel or a professional business advisor of your choosing before entering into this Agreement.

11.8.	Responsibility. Our responsibilities to you are only those described in this Agreement. You acknowledge that your Dealership will operate in a highly competitive marketplace and that its financial results, including its ultimate success or failure, depend upon your personal management and resources, the competitive environment, and supply and market conditions. You acknowledge, therefore, that we did not, cannot and do not guarantee or represent that your Dealership will achieve any particular level of sales or profit, or be profitable or successful, and you have not relied upon any promise, assurance, understanding or agreement not expressly set forth herein or in our UFOC.

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DEALER: Print Dealer Business Name:	BANDAG, INCORPORATED Print Name of Person Signing:

If Dealer is an entity:	Sign Name:
Type of entity:	Its:
Organized under laws of:

Print Office Address:

Print Name of Person Signing:

Sign Name:
Title:
Date:

Print Name of Person Signing:

Sign Name:
Title:
Date:

Effective Date:

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Glossary of Selected Terms

“Agreement” means this Bandag Dealer Franchise Agreement, which defines the general terms and conditions of the relationship between Bandag and its franchised Dealers.

“Area of Opportunity” or “AOO” is a trading area to which a Dealer, or Dealers, is/are assigned. The AOO to which you are assigned appears in Exhibit A.

“Bandag Facility” means any permanent or temporary facility or structure, owned or operated by Bandag or its Dealer, at which Bandag Products are manufactured, stored, offered for sale, or serviced.

“Bandag Alliance” means Bandag and Bandag Dealers working cooperatively to serve the tire management needs of commercial vehicle fleets.

“Bandag Alliance Council” means a council, comprised of representatives of Bandag and selected representatives of Bandag Dealers in the United States and Canada, which advises Bandag on issues affecting the Bandag business and network of Dealers in the United States and Canada, as they relate to Bandag franchisees, and develops strategies and tactics for the mutual success of Bandag and Bandag Dealers and franchisees.

“Confidential Information” means the (i) Process, Products and System; (ii) documentation in print or electronic form furnished at any time by Bandag to Dealer; (iii) terms and conditions of this Agreement; (iv) and other confidential information about Bandag, its business activities and operations, its technical information and trade secrets.

“Dealer” means a business or business entity that has established and operates a Bandag Dealership.

“Dealership Development Process” means engaging and working with Dealers to develop their capabilities to serve fleet customers following a defined process, and measuring performance against the Bandag Franchise Model.

“Dealership” means the Bandag Dealership you establish and operate under this Agreement.

“Effective Date” means the date on which we signed this Agreement.

“Intellectual Property” means all intellectual property worldwide arising under statutory or common law, whether or not perfected, including all (i) developments, inventions, modifications, derivative works, patches, bridges, etc.; (ii) patents, patent applications and potential patent applications; (iii) rights associated with works of authorship, including copyrights, copyright applications and copyright registrations; (iv) rights associated with trademarks, service marks, trade dress, slogans and logos, trademark applications, and trademark registrations; (v) rights relating to the protection of trade secrets and Confidential Information; (vi) any other proprietary rights relating to intangible property (e.g. trade dress, or service mark rights); and (vii) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

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“Licensed Marks” means those Marks you are authorized to use under this Agreement.

“Manual(s)” means the Franchise System Manual and the Product Specifications & Manufacturing Requirements Manual. These two manuals are part of the franchise documents and are up-to-date source books that define how a franchise is to operate within the Bandag Alliance and in accordance with the Bandag Dealer Franchise Agreement. Additional Guidelines and Programs are listed in the Franchise System Manual and are found in the Franchise Reference Manual.

“Marks” means all BANDAG trademarks, service marks and logos.

“Materials” means Bandag tread, cushion gum, repair gum, repair units, and certain other proprietary materials we make or distribute, including certain equipment used in the Process.

“Performance Expectations” means the mutually agreed upon Dealer performance in a defined Bandag AOO, for a specific time period.

“Process” means our proprietary method of retreading commercial vehicle tires using our materials and methods (certain of which may be the subject of one or more patents).

“Production Facility” means a Bandag Facility which produces Bandag Products under authority from Bandag, using the System and Materials purchased from Bandag.

“Products” means retreaded tires produced using the Materials and the Process

“PSIP” means Bandag programs, services, information and products.

“Sales Facility” means a Bandag Facility which sells, but does not produce, Bandag Products.

“System means the Process and the PSIP, together, as used and offered by Bandag Dealers.

“UFOC” means the Bandag, Incorporated Uniform Franchise Offering Circular.

“We” (or “our”, etc.) means Bandag, Incorporated.

“You” (or “your”, etc.) means the Dealer named at the beginning of this Agreement.

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EXHIBIT A

Area of Opportunity

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EXHIBIT B

Production Facilities

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EXHIBIT C

Exception to Section 6.3 Conflicts of Interest Provision

1.	Tire retreading pursuant to the AMF Flexcure System.

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